                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) October 19, 1995



                           NATIONAL MEDIA CORPORATION
--------------------------------------------------------------------------------

               (Exact name of registrant as specified in charter)



         Delaware                      I-6715                   13-2658741
------------------------       -----------------------    ---------------------
(State or other juris-         (Commission File Number)   (IRS Employer Identi-
diction of incorporation)                                     fication No.)


  1700 Walnut Street, Philadelphia, PA                               19103
---------------------------------------                            ----------
(Address of principle executive offices)                           (Zip Code)


Registrant's telephone number, including area code    215-772-5000
                                                      ------------

                                       N/A
--------------------------------------------------------------------------------
     (Former name or former address, if changed since last report.)


                 ------------------------------------

                  On October 25, 1995, the registrant acquired (the "Acquisition") all of the outstanding capital stock of DirectAmerica Corporation and California Production Group, Inc. (collectively, "DirectAmerica"), two corporations which were under common ownership and management. The registrant reported the Acquisition on its Current Report on Form 8-K dated October 19, 1995 (the "Form 8-K"). Item 7 of the Form 8-K is hereby revised and supplemented to include certain financial statements of DirectAmerica, certain pro forma financial information with respect to the Acquisition and the exhibit contained herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibit
        -----------------------------------------------------------------

        (a)  Financial Statements of Businesses Acquired.
             --------------------------------------------


                          DirectAmerica Corporation and
                        California Production Group, Inc.

                          Combined Financial Statements

                      Nine months ended September 30, 1995



                                    Contents


Report of Independent Auditors...............................................1

Audited Combined Financial Statements

Combined Balance Sheet.......................................................2
Combined Statement of Operations.............................................3
Combined Statement of Shareholders' Equity...................................4
Combined Statement of Cash Flows.............................................5
Notes to Combined Financial Statements.......................................6

                         Report of Independent Auditors

Shareholder of
DirectAmerica Corporation


We have audited the accompanying combined balance sheet of DirectAmerica Corporation and California Production Group, Inc. as of September 30, 1995, and the related combined statement of operations, shareholders' equity and cash flows, for the nine months ended September 30, 1995. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of DirectAmerica Corporation and California Production Group, Inc. at September 30, 1995, and the combined results of their operations and their cash flows for the nine months ended September 30, 1995, in conformity with generally accepted accounting principles.


                                              Ernst & Young LLP


Philadelphia, Pennsylvania
December 12, 1995

                          DirectAmerica Corporation and
                        California Production Group, Inc.

                             Combined Balance Sheet

                               September 30, 1995



Assets
Current assets:
    Cash and cash equivalents                                         $  79,454
    Accounts receivable, net                                            520,944
    Prepaid expenses                                                     55,069
                                                                      ---------
Total current assets                                                    655,467

Property and equipment, net                                             103,381
Deposits                                                                 10,150
                                                                      ---------
Total assets                                                          $ 768,998
                                                                      =========


Liabilities and shareholders' equity
Current liabilities:
    Accounts payable                                                  $  64,013
    Accrued expenses                                                    408,962
    Deferred revenue                                                    132,470
    Income taxes payable                                                 11,000
                                                                      ---------
Total current liabilities                                               616,445

Shareholders' equity:
    Common stock, no par value; authorized 505,000 shares;
       issued 109,875 shares                                              3,000
    Retained earnings                                                   170,353
                                                                      ---------
                                                                        173,353
    Treasury stock, 2,625 shares, at cost                               (20,800)
                                                                      ---------
Total shareholders' equity                                              152,553
                                                                      ---------
Total liabilities and shareholders' equity                            $ 768,998
                                                                      =========



See accompanying notes.

                          DirectAmerica Corporation and
                        California Production Group, Inc.

                         Combined Statement of Operations

                   Nine-month period ended September 30, 1995



Revenues:
    Royalty income                                                  $ 1,933,470
    Production income                                                   849,430
    Other revenues                                                       11,000
                                                                    -----------
Net revenues                                                          2,793,900

Operating costs and expenses:
    Direct costs                                                      1,481,766
    General and administrative costs                                  1,269,748
                                                                    -----------
Total operating costs and expenses                                    2,751,514
                                                                    -----------
Income before income taxes                                               42,386

Income taxes                                                            (11,000)
                                                                    -----------
Net income                                                          $    31,386
                                                                    ===========



See accompanying notes.

                          DirectAmerica Corporation and
                        California Production Group, Inc.

                   Combined Statement of Shareholders' Equity

                   Nine-month period ended September 30, 1995



                                           Common         Retained          Treasury
                                           Stock          Earnings           Stock             Total
                                       ----------------------------------------------------------------

Balance at December 31, 1994            $   3,000        $ 138,967        $  (4,800)        $ 137,167
    Net income                               --             31,386             --              31,386
    Purchases of treasury shares             --               --            (16,000)          (16,000)
                                       ----------------------------------------------------------------
Balance at September 30, 1995           $   3,000        $ 170,353        $ (20,800)        $ 152,553
                                       ================================================================



See accompanying notes.

                          DirectAmerica Corporation and
                        California Production Group, Inc.

                        Combined Statement of Cash Flows

                   Nine-month period ended September 30, 1995



Cash flows from operating activities
Net income                                                            $  31,386
Adjustments to reconcile net income to net cash used in
    operating activities:
       Depreciation and amortization of property
          and equipment                                                  34,082
       Increase in:
          Accounts receivable                                          (101,864)
          Prepaid expenses                                              (41,671)
       Decrease in:
          Accounts payable and accrued expenses                          (2,077)
          Deferred revenue                                              (67,530)
          Income taxes payable                                         (168,559)
       Other                                                            (10,467)
                                                                       ---------
Net cash used in operating activities                                  (326,700)

Cash flows from investing activities
Additions to property and equipment                                     (90,713)
Proceeds from sale of marketable securities                             216,000
                                                                      ---------
Net cash provided by investing activities                               125,287

Cash flows from financing activities
Purchases of treasury shares                                            (16,000)
                                                                      ---------
Net cash used in financing activities                                   (16,000)
                                                                      ---------
Net decrease in cash and cash equivalents                              (217,413)
Cash and cash equivalents at December 31, 1994                          296,867
                                                                      ---------
Cash and cash equivalents at September 30, 1995                       $  79,454
                                                                      =========

Supplemental disclosure of cash flow information
Cash paid during the period for income taxes                          $ 184,722
                                                                      =========



See accompanying notes.

                          DirectAmerica Corporation and
                        California Production Group, Inc.

                     Notes to Combined Financial Statements

                               September 30, 1995

1. Description of Business and Summary of Significant Accounting Policies

Description of Business

DirectAmerica Corporation and California Production Group, Inc. (together, the "Company") are engaged in the production of infomercials (television shows featuring various consumer products designed to motivate television viewers to place telephone orders for such products), and generate royalties based upon products sold.

Summary of Significant Accounting Policies

Basis of Presentation

The combined financial statements include the accounts of DirectAmerica Corporation ("DA") and California Production Group, Inc. ("CPG"). All significant intercompany accounts and transactions have been eliminated. DA and CPG are under common ownership and management.

Revenue Recognition

Substantially all of the Company's revenues (and consequently most of its accounts receivable) are the result of production agreements with National Media (see Note 7) and Guthy-Renker Corporation. Under the agreements, the Company is reimbursed for all approved production expenses; in addition, the Company receives royalties based on products sold, as provided for under the terms of the production agreements. These amounts are shown as "production income" and "royalty income," respectively, in the accompanying combined statement of income.

The Company generally defers production income and related production expenses until the contract is completed. When the completed infomercial production is delivered to the customer, the production income and expense are recognized. If estimated total production costs on an infomercial production at any time exceed the related estimated total production billings, the entire amount of the estimated loss is recognized immediately.

                          DirectAmerica Corporation and
                        California Production Group, Inc.

               Notes to Combined Financial Statements (continued)



1. Description of Business and Summary of Significant Accounting Policies (continued)

Deferred Revenue

Deferred revenue, as shown in the accompanying combined balance sheet, comprises the excess of production billings over related production costs incurred (net of recognized estimated losses).

Cash and Cash Equivalents

For purposes of the combined statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method based on the estimated useful lives of the assets or lease terms.

Income Taxes

The Company uses the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Equity

The shares of common stock attributable to each of the individual companies included in the combined financial statements are as follows:

                                        DAC        CAPG
                                        ---        ----
     Authorized                       500,000      5,000
     Issued                           105,000      4,875
     In Treasury                         --        2,625

2. Accrued Expenses

Accrued expenses include the following at September 30, 1995:

     Accrual for royalties                             $      86,559
     Accrual for severance                                    44,333
     Accrual for professional fees                           180,000

                          DirectAmerica Corporation and
                        California Production Group, Inc.

               Notes to Combined Financial Statements (continued)



3. Property and Equipment

Property and equipment consist of the following at September 30, 1995:

Production and office equipment                                       $ 124,233
Furniture and fixtures                                                   38,818
Leasehold improvements                                                    9,765
                                                                      ---------
                                                                        172,816
Less accumulated depreciation and amortization                          (69,435)
                                                                      =========
Total                                                                 $ 103,381
                                                                      =========

4. Income Taxes

The components of income tax expense for the nine month period ended September 30, 1995 are as follows:

                               Federal            State            Total
                           ---------------------------------------------------

Current                          $7,500           $3,500           $11,000
Deferred                            -                -                 -
                           ---------------------------------------------------
Total                            $7,500           $3,500           $11,000
                           ===================================================

There are no significant differences between the Company's financial reporting and tax bases of assets and liabilities. As such, no portion of income tax expense has been classified as deferred.

The effective tax rate of 26% reflects the graduated Federal corporate income tax rates plus the California statutory rate.

5. Commitments

The Company rents office space, furniture, and certain other space under various operating leases, all of which were on a month-to-month basis at September 30, 1995. Rent expense for the nine-month period ended September 30, 1995 was approximately $56,100.

                          DirectAmerica Corporation and
                        California Production Group, Inc.

               Notes to Combined Financial Statements (continued)



6. Litigation

The Company, in the normal course of its business, has been party to litigation relating to trademark and copyright infringement. It is the Company's policy to vigorously defend such claims and enforce its rights in these areas. The Company does not believe that any ongoing actions either individually, or in the aggregate, will have a material adverse effect on the Company's results of operations or financial condition.

7. Related Party Transactions

As more fully discussed in Note 8, the Company was acquired by National Media on October 25, 1995. The Company has and will continue to derive a significant portion of its revenues, incur significant costs of production, and maintain significant accounts receivable balances from infomercials produced for National Media.

As of September 30, 1995 the Company's balance in accounts receivable due from National Media is $222,566. In addition, the Company received $1,578,775 royalty income and $386,825 production income from National Media for the nine months ended September 30, 1995.

8. Subsequent Event

On October 25, 1995, all of the outstanding capital stock of DA and CPG were acquired by National Media through a tax-free merger of the entities with and into DA Acquisition Corp., a wholly owned subsidiary of National Media. Upon the consummation of the merger, the separate corporate existence of each of DA and CPG ceased, and the name of DA Acquisition Corp. was changed to DirectAmerica Corporation. In connection with the merger, National Media issued to the shareholders of DA and CPG an aggregate of 554,456 shares of National Media common stock valued at approximately $7.0 million as of the date the parties reached agreement on the transaction. National Media may be required to issue additional shares of common stock to the shareholders of DA and CPG if royalties received by the Company from sales of products for which DA and CPG have produced infomercials exceed $5 million for the twelve-month period ending January 31, 1997.

        (b) Pro Forma Financial Information.
            --------------------------------

                               UNAUDITED PRO FORMA
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                          OF NATIONAL MEDIA CORPORATION


The following unaudited pro forma condensed consolidated financial statements of the registrant ("NMC") have been prepared to reflect the acquisition of all of the capital stock of DirectAmerica Corporation and California Production Group, Inc. (collectively, "DirectAmerica") through a tax-free merger of such entities with and into a wholly owned subsidiary of NMC ("Merger Sub"). For a more complete description of the Acquisition, see Item 2 of the Form 8-K.

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 1995, gives effect to the Acquisition as if it had occurred on such date and was prepared based upon the unaudited condensed consolidated balance sheet of NMC and combined balance sheet of DirectAmerica as of September 30, 1995.

The following unaudited pro forma condensed consolidated statements of operations for the six months ended September 30, 1995 and for the year ended March 31, 1995 give effect to the Acquisition as if it had occurred at the beginning of each period presented. The unaudited pro forma condensed consolidated statement of operations for the six months ended September 30, 1995 was prepared based upon the unaudited condensed consolidated statement of operations of NMC for the six months ended September 30, 1995 and a pro-rata portion (two-thirds) of the combined statement of operations of DirectAmerica for the nine months ended September 30, 1995.

The unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 1995 was prepared based upon the consolidated statement of operations for NMC for the year ended March 31, 1995 and the unaudited combined statement of operations of DirectAmerica for the year ended December 31, 1994.

The unaudited pro forma condensed consolidated financial statements do not purport to represent what NMC's results of operations or financial position would actually have been had the Acquisition in fact occurred at the beginning of each period presented or on the date indicated, or to project any future NMC's results of operations or financial position. The pro forma adjustments are based upon available information and upon certain assumptions that management believes are reasonable under the circumstances. These adjustments are directly attributable to the Acquisition and are expected to have a continuing impact on the financial position and results of operations of NMC.

The following unaudited pro forma condensed consolidated financial statements should be read in conjunction with NMC's audited consolidated financial statements and unaudited interim condensed consolidated financial statements, including notes thereto and the audited combined financial statements of DirectAmerica for the nine months ended September 30, 1995, including notes thereto, included in NMC's periodic reports filed with the Securities and Exchange Commission and herein, respectively.

NATIONAL MEDIA CORPORATION


Unaudited Pro Forma Condensed Consolidated
Balance Sheet as of September 30, 1995
(in thousands)

                                                           Historical
                                              -------------------------------------
                                                National Media     DirectAmerica        Pro Forma
                                                 Corporation       Corporation(1)     Adjustments               Pro Forma
                                              ----------------- ----------------- -------------------   -----------------

Current Assets:
    Cash and cash equivalents...........       $       16,157           $   79       $                      $         16,236
    Accounts receivable (net)...........               19,280              521                [223](2)                19,578
    Inventories.........................               17,918                                                         17,918
    Prepaid expenses and other assets...                9,965               55                 [60](3)
                                                                                               [50](5)                 9,910
                                              ---------------       ----------   -----------------         -----------------
       Total current assets.............               63,320              655                [333]                   63,642
Property and equipment (net)............                5,015              103                                         5,118
Excess of cost over net assets of
 acquired businesses and other
 intangible assets (net)................                4,488                                6,847(4,12)
                                                                                               300(5)                 11,635
Other assets............................                  940               11                                           951
                                              ---------------       ----------   -----------------         -----------------
       Total assets.....................       $       73,763           $  769       $       6,814          $         81,346
                                              ===============       ==========   =================         =================
Current liabilities:
Accounts payable........................       $        9,503           $   64       $                      $         9,567
Accrued expenses........................               24,136              552                [223](2)
                                                                                               [60](3)
                                                                                               250(5)                24,655
Current portion of long-term debt.......                  148                                                          148
                                              ---------------       ----------   -----------------        -----------------
       Total current liabilities........               33,787              616                 [33]                  34,370
Long-term debt..........................                3,740                                                         3,740
Other liabilities.......................                1,900                                                         1,900
Shareholders' equity....................               34,336              153               6,847(4,12)             41,336
                                              ---------------       ----------   -----------------        -----------------
       Total liabilities and
          shareholders' equity..........      $        73,763          $   769       $       6,814          $        81,346
                                              ===============       ==========   =================        =================

NATIONAL MEDIA CORPORATION

Unaudited Pro Forma Condensed Consolidated Statements of
Operations for the Six Months Ended September 30, 1995 (in thousands, except number of shares and per share amounts)

                                                             Historical
                                                  --------------------------------
                                                  National Media     DirectAmerica        Pro Forma
                                                   Corporation       Corporation(1)      Adjustments             Pro Forma
                                                  --------------     --------------    ---------------        --------------
Revenues:
    Product sales............................      $    119,971      $        -0-     $                       $      119,971
    Royalties................................             2,358             1,289              [1,070](6)              2,577
    Production income........................                                 566                [255](7)                311
    Sales commissions and other revenues.....               324                 7                                        331
                                                   ------------      ------------     ---------------         --------------
       Net revenues...........................          122,653             1,862              [1,325]               123,190

Operating costs and expenses:
    Media purchases..........................            37,955               -0-                                     37,955
    Direct costs.............................            63,647               988              [1,070](6)
                                                                                                 [255](7)             63,310
    Selling, general and administrative......            13,724               846                 179(8)
                                                                                                 [100](10)            14,649
    Interest expense.........................               473               -0-                                        473
                                                   ------------      ------------     ---------------         --------------
       Total operating costs and expenses....           115,799             1,834              [1,246]               116,387
                                                   ------------      ------------     ---------------         --------------
    Income (loss) before income taxes........             6,854                28                 [79]                 6,803
    Income taxes.............................             1,107                 7                                      1,114
                                                   ------------      ------------     ---------------         --------------
Net income (loss)............................      $      5,747      $         21     $           [79]         $       5,689
                                                   ============      ============     ===============         ==============

Earnings per share:
     Primary.................................      $       0.28                                                $        0.27
                                                   ============                                               ==============
     Fully-diluted...........................      $       0.27                                                $        0.26
                                                   ============                                               ==============
Weighted average number of common and common
 equivalent shares outstanding:
     Primary.................................        22,272,000                               554,456             22,826,456(11,12)
                                                   ============                       ===============         ==============
     Fully-diluted...........................        22,297,000                               554,456             22,851,456(11,12)
                                                   ============                       ===============         ==============

NATIONAL MEDIA CORPORATION

Unaudited Pro Forma Condensed Consolidated Statements of
Operations for the Year Ended March 31, 1995 (in thousands, except number of shares and per share amounts)

                                                                Historical
                                                    ---------------------------------
                                                    National Media      DirectAmerica        Pro Forma
                                                     Corporation        Corporation(1)       Adjustments         Pro Forma
                                                    -------------       ------------       ---------------     -----------
Revenues:
    Product sales.............................      $     168,689       $       -0-       $                   $   168,689
    Royalties.................................              5,303             2,681            [2,681](6)           5,303
    Production income.........................                -0-             1,325            [1,157](7)             168
    Sales commissions and other revenues......              2,175                11                                 2,186
                                                    -------------       -----------       ---------------     -----------
      Net revenues............................            176,167             4,017            [3,838]            176,346

Operating costs and expenses:
    Media purchases...........................             51,961               -0-                                51,961
    Direct costs..............................             97,605             2,120            [2,681](6)
                                                                                               [1,157](7)          95,887
    Selling, general and administrative.......             20,766             1,454                357(8)
                                                                                                 [175](10)         22,402
    Severance expense for former Chairman and
      Chief Executive Officer.................              2,650               -0-                                 2,650
    Unusual charges...........................              2,868               -0-                                 2,868
    Interest expense..........................                689               -0-                                   689
                                                    -------------       -----------       ---------------     -----------
       Total operating costs and expenses.....            176,539             3,574            [3,656]            176,457
                                                    -------------       -----------       ---------------     -----------
Income (loss) before income taxes.............      $        [372]              443       $      [182]        $      [111]
Income taxes..................................                300               125               [75](9)             350
                                                    -------------       -----------       ---------------     -----------
Net (loss) income.............................      $        [672]      $       318       $      [107]        $      [461]
                                                    =============       ===========       ===============     ===========
Loss per share.....................                 $        [.05]                                            $      [.03]
                                                    =============                                             ===========
Weighted average number of common and common
    equivalent shares outstanding.............         14,023,800                             554,456          14,578,256(11,12)
                                                    =============                         ===============     ===========


The pro forma adjustments to the unaudited pro forma condensed consolidated balance sheet as of September 30, 1995 and the pro forma condensed consolidated statements of operations for the six months ended September 30, 1995 and the year ended March 31, 1995 are as follows:

 1 Represents the combined financial information of DirectAmerica Corporation and California Production Group, Inc.

 2 Elimination of royalties payable to DirectAmerica by NMC.

 3 Elimination of DirectAmerica receivable from NMC related to shows in production.

 4 Represents the estimated difference between the excess of the aggregate purchase consideration over the net tangible book value of the assets acquired. The aggregate purchase consideration of the 554,456 shares of common stock issued in the Acquisition was valued at $7.0 million based on a price per share as reported on the New York Stock Exchange on the date the parties reached agreement on the Acquisition.

 5 Recording of estimated Acquisition expenses.

 6 Elimination of royalty revenues generated by DirectAmerica (and the related expense incurred by NMC) from shows produced by DirectAmerica for NMC.

 7 Elimination of production income and related costs incurred by DirectAmerica on completed shows produced by DirectAmerica for NMC.

 8 Represents the amortization over a twenty year period of intangibles established as a result of the Acquisition.

 9 Benefit derived by DirectAmerica through utilization of available NMC federal net operating tax loss carryforward.

10 To reflect base salary of major DirectAmerica shareholder under new employment agreement as compared to salary under prior owner/operator business structure.

11 Earnings per share based upon the weighted average numbers of shares of NMC common stock and common equivalent shares outstanding for each period presented, including the shares of NMC common stock assumed to be issued in connection with the Acquisition, as if they had been issued at the beginning of each period presented.

12 Does not give effect to any shares of NMC common stock which may be issued to former shareholders of DirectAmerica in the event DirectAmerica achieves certain revenue levels. See Item 2 of the Form 8- K for a more complete description of the circumstances under which such shares may be issued.




        (c) Exhibit.
            --------

            24   Consent of Ernst & Young LLP

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NATIONAL MEDIA CORPORATION
                                   (Registrant)


Date: January 4, 1996              By:     /s/ Constantinos I. Costalas
      ---------------                      ---------------------------------
                                    Name:  Constantinos I. Costalas
                                    Title: Principal Financial Officer

                                  EXHIBIT INDEX
                                  -------------


Exhibit No.
-----------

24         Consent of Ernst & Young LLP